SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2003

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12th Floor Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 452-1515

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

I-many, Inc., a Delaware corporation (“I-many”), is filing this current report on Form 8-K for the purpose of filing with the Securities and Exchange Commission (“SEC”) its press release dated December 1, 2003 announcing that it has received notice from Neoforma, Inc. that Neoforma has terminated its proposed acquisition of substantially all the assets of I-many’s health and life sciences business. Neoforma exercised its right to terminate the Asset Purchase Agreement, which the parties entered into on July 18, 2003, after the proposed acquisition did not close by 8:00 p.m. (EST) on November 30, 2003.

A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits.

(c) Exhibit

Exhibit No.	Description

99.1	Press Release, dated December 1, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-MANY, INC.

Date: December 1, 2003	By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr. Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 1, 2003.